Airspan Networks Announces First Quarter 2008 Results

Financial Highlights

•	$17.2 million in revenues for first quarter 2008 including $13.4 million of WiMAX
•	WiMAX represents 78% of revenues
•	Cash, cash equivalents, short-term investments and restricted cash amounted to $34.0 million at the end of the quarter
•	Net cash use in the quarter $2.7 million
•	Cost reduction plans initiated to streamline operating expenses by approximately 15% by the third quarter 2008

Business Highlights

•	Fujitsu Partnership Award for Landmark Japan National Mobile WiMAX Project
•	Twenty new customer wins since the start of 2008
•	More than 90 WiMAX customers in the quarter
•	Leadership in the 3.65 GHz US WiMAX Market
•	Expanded Eastern Europe footprint: Comstar and Enforta

BOCA RATON, Fla. - May 7, 2008 - Airspan Networks Inc. (Nasdaq: AIRN), a leading provider of WiMAX based broadband wireless access networks, today announced results for the first quarter ending March 30, 2008. First quarter revenues decreased by 36% to $17.2 million, compared to $26.7 million in the first quarter of 2007, largely driven by the continuing decline in non-WiMAX business. The first quarter gross margin was 31%, the same level as in the comparable quarter last year. Net loss attributable to common stockholders was $10.1 million or $0.17 per share for the first quarter of 2008, compared with $5.1 million or $0.13 per share in the first quarter of 2007.

Key Figures In $US thousands except for EPS	First Qtr 2008	First Qtr 2007	Fourth Qtr 2007
Total Revenue	17,159	26,660	23,767
WiMAX Revenue	13,356	14,680	19,331
Non-WiMAX Revenue	3,803	11,980	4,436
Gross profit	5,236	8,251	6,945
Operating Expenses	15,596	13,652	14,913
Net Loss before deemed dividend	(10,052)	(5,128)	(7,889)
Deemed dividend associated with preferred stock	NA	NA	(532)
Net loss attributable to common stockholders	(10,052)	(5,128)	(8,421)
Net loss per share (basic and diluted)	($0.17)	($0.13)	($0.14)
Weighted Average Common Shares Outstanding (1)	58,599,702	40,528,097	58,294,901
(1)	Excludes shares of common stock issuable on exercise of stock options and 21,630,856 shares of common stock issuable on conversion of the Company’s Series B preferred stock.

“We continue to be optimistic about the WiMAX market and Airspan’s leading position despite a tough quarter” commented Eric Stonestrom, Airspan’s president and chief executive officer. “We are operating in a challenging environment where carriers are in a decision making process surrounding Mobile WiMAX. That said, WiMAX deployment in the developing world continues, where we recorded strong performance delivering equipment to fulfill the DSL experience for the underserved population. Our more challenging market was in Western Europe, as several operators delayed decisions.

One of the major highlights of the quarter was our recent selection for a national mobile project in Japan. We formalized a partnership for joint product development with Fujitsu, who announced earlier this year that they had been selected as a WiMAX supplier by KDDI in its UQ Communications project. This win validates our product relevance in a very sophisticated market and we believe this type of next generation WIMAX base station is exactly what carriers deploying national roll-outs will need. Benefits of the platform include what we believe are the lowest operational cost and smallest footprint in the industry.

We have ended the first quarter 2008 with a strong balance sheet and improved cash performance, with net cash used during the quarter at $2.7 million. Nevertheless, we are implementing a difficult but necessary cost and headcount reduction program to improve our results in the coming quarters, targeting 15% operating cost reduction by the end of the third quarter. We will continue to actively work to move the company towards operational profitability,” Mr. Stonestrom continued.

First Quarter Financial highlights

Total first quarter revenues decreased by 36% to $17.2 million compared to $26.7 million in the first quarter of 2007, largely driven by the continuing decline in non-WiMAX business. Gross margin was 31%. Total operating expenses for the first quarter of 2008 were $15.6 million, a 14% increase over the same period last year. This increase in operating expenses has resulted mainly from an increase in R&D spending as investment continues in mobile WiMAX technology and products, and an increase in sales and marketing, due, in part, to industry trade show expenses during the quarter.

The geographic breakdown of revenue for the quarter was as follows: 24% from Latin America and the Caribbean; 20% from Europe; 30% from Africa and the Middle East; 12% from Asia; and 14% from North America.

Cash, cash equivalents, short-term investments and restricted cash amounted to $34.0 million compared to 36.7 million at December 31, 2007, resulting in cash usage for the quarter of $2.7 million.

“We are committed to two primary objectives: Growing our revenues and, at the same time, reducing our costs to move the company towards profitability,” commented David Brant, Airspan’s chief financial officer.

Outlook

We continue to be cautiously optimistic for the year and believe the underserved market opportunities are large. In addition, we have intensified our focus on mobile network deployments with our strong product line up and expect that these new products will contribute revenues in the second half of 2008. We foresee revenues increasing in the second quarter 2008 to approximately $21 million.

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Conference Call

The Company has scheduled an investor conference call for 5 p.m. EST today. Please call the following dial-in number to participate in the call: US toll-free number is (888) 443-9987; the international access dial-in number is +1 (706) 634-0598. Please reference the Airspan Networks quarterly conference call, Conference ID 44220535. A replay of the call will be available approximately two hours following the live session through June 6, 2008. The U.S. toll-free number for the replay is (800) 642-1687; international dial-in number for the replay is +1 (706) 645-9291. Please use access code 44220535.

Investors may also register for the audio webcast of the conference call under the ‘financial calendar’ tab of the Investor Relations section of the Airspan Web site at http://www.visualwebcaster.com/event.asp?id=48201.

About Airspan Networks Inc.

Airspan is the industry’s leading WiMAX pure player, ranked #1 for IEEE802.16-2004 WiMAX revenue in 2007 and has now been selected for some of the world’s largest mobile WiMAX deployments. With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide. www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for 2008. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks Inc.
Tel: +1 561 893-8650
Fax: +1 561 893-8681

Email: dbrant@airspan.com
Charlotte Laurent-Ottomane
Investor Relations
Email: clottomane@airspan.com
Tel. +561 395 4581

Airspan Networks Inc.

Consolidated Statements of Operations
(in thousands except for share and per share data)

	Three months and Year to Date
	March 30, 2008	April 1, 2007
	(unaudited)
Revenue	$17,159	$26,660
Cost of revenue	(11,923)	(18,409)

Gross profit	5,236	8,251

Operating expenses:
Research and development	6,936	5,606
Sales and marketing	4,239	3,362
Bad debt provision	47	232
General and administrative	4,140	4,178
Amortization of intangibles	234	234
Restructuring	-	40

Total operating expenses	15,596	13,652

Loss from operations	(10,360)	(5,401)

Interest income, net	116	280

Other income, net	242	32

Loss before income taxes	(10,002)	(5,089)

Income tax provision	(50)	(39)

Net loss	$(10,052)	$(5,128)

Net loss per share - basic and diluted	$(0.17)	$(0.13)

Weighted average shares outstanding- basic and diluted	58,599,702	40,528,097

Airspan Networks Inc.

Consolidated Balance Sheets
(in thousands)
	March 30, 2008	December 31, 2007
	Unaudited	Audited
ASSETS
Current Assets
Cash and cash equivalents	$30,789	$30,815
Restricted cash	525	393
Short-term investments	2,663	5,504
Accounts receivable, less allowance for doubtful accounts	23,654	33,853
Inventory	16,055	16,720
Prepaid expenses and other current assets	4,607	5,338
Total Current Assets	78,293	92,623

Property, plant and equipment, net	5,722	5,895
Goodwill	10,231	10,231
Intangible assets, net	1,636	1,870
Other non-current assets	3,309	3,402

Total Assets	$99,191	$114,021

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,008	$11,938
Deferred revenue	3,072	5,125
Customer advances	1,504	892
Other accrued expenses	11,796	13,063
Short-term debt	7,500	7,500
Total Current Liabilities	32,880	38,518

Non Current Liabilities
Long-term debt	1,787	1,787
Accrued interest on long term debt	229	191
Total Liabilities	34,896	40,496

Stockholders’ Equity
Common stock	17	17
Note receivable - stockholder	(87)	(87)
Additional paid in capital	350,540	349,718
Accumulated deficit	(286,175)	(276,123)
Total Stockholders’ Equity	64,295	73,525
Total Liabilities and Stockholders’ Equity	$99,191	$114,021